EXHIBIT 23.1

CONSENT OF PARENTEBEARD LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ACNB Corporation

Gettysburg, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 12, 2012, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of ACNB Corporation, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania

January 4, 2013